CONSENT OF THE INDEPENDENT AUDITOR


As the independent auditor for Alaska Freightways, Inc., I hereby consent to the incorporation by reference in this Form SB2 Statement of my report, relating to the audited financial statements and financial statement schedules of Alaska Freightways, Inc. for the period from date of inception to December 31, 2000 the report being dual dated January 25, 2001 and March 13, 2001 included of Form SB2 and the reviewed financial statements dated for the period of
January  1, 2001 to March 31, 2001.  The review   report  is
dated July  12, 2001.







July 9, 2001